SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): March 6, 2009


                               CEL-SCI CORPORATION
                          ------ --------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                      0-11503                 84-0916344
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------



                                       N/A
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          (Former name or former address if changed since last report)

Item 1.01  Entry Into a Material Definitive Agreement

     Effective March 6, 2009 CEL-SCI Corporation entered into a licensing agreement with Byron Biopharma LLC ("Byron") under which CEL-SCI granted Byron an exclusive license to market and distribute CEL-SCI's cancer drug Multikine(R) in the Republic of South Africa. CEL-SCI has existing licensing agreements for Multikine with Teva Pharmaceuticals and Orient Europharma.

     Pursuant to the agreement Byron will be responsible for registering the product in South Africa. Once Multikine has been approved for sale, CEL-SCI will be responsible for manufacturing the product, while Byron will be responsible for sales in South Africa. Revenues will be divided equally between CEL-SCI and Byron. To maintain the license Byron, among other requirements, must make milestone payments to CEL-SCI totaling $125,000 on or before March 15, 2010. Byron also agreed to purchase shares of common stock and warrants from CEL-SCI for $750,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 12, 2009

                                 CEL-SCI CORPORATION



                                 By:  /s/ Geert R. Kersten
                                     -----------------------------------------
                                      Geert R. Kersten, Chief Executive Officer